UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): June 28, 2007

ELANDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), which are based on management’s exercise of business judgment as well as assumptions made by and information currently available to, management. When used in this document, the words “may”, “will”, “anticipate”, “believe”, “estimate”, “expect”, “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as described herein, in our Annual Report on Form 10-K as well as other periodic reports, filed with the U.S. Securities and Exchange Commission (“SEC”), and as noted below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation, and do not intend, to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize.

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in this Current Report to “Elandia,” the “Company,” “us,” “our” or “we” are to Elandia, Inc., our predecessor company, Centra Industries, Inc., and, to the extent appropriate, Latin Node, Inc. and its subsidiaries.

Item 2.01	Completion of Acquisition or Disposition of Assets

Effective June 28, 2007, we acquired shares of Series A 10% Cumulative Convertible Preferred Stock of (the “Series A Preferred Stock”), Latin Node, Inc. (“Latin Node”). The Series A Preferred Stock is convertible, in whole or in part, and at a conversion price of $2.50 per share, into shares of common stock of Latin Node representing 80% of the issued and outstanding shares of common stock of Latin Node. As holders of Series A Preferred Stock, voting as a separate class, we shall be entitled to elect two out of three directors of Latin Node. On all other matters, as holders of Series A Preferred Stock, we will vote with the holders of common stock and the Series A Preferred Stock will represent 80% of the outstanding voting rights.

The purchase price for the Series A Preferred Stock was $20.0 million which was due in cash at closing. In February 2007, Elandia loaned to Latin Node the sum of $20.0 million pursuant to a Credit Agreement previously disclosed in Elandia’s Current Report on Form 8-K dated February 16, 2007. Elandia used the amounts due from Latin Node to pay the purchase price for shares of Series A Preferred Stock.

The source of the funds Elandia used to make the loan of $20.0 million to Latin Node was a loan from Stanford International Bank, Ltd., Elandia’s principal stockholder (“Stanford”). Effective February 16, 2007, Elandia entered into a Convertible Note Purchase Agreement with Stanford pursuant to which Stanford purchased from Elandia (i) a Convertible Promissory Note in the amount of $25.3 million and (ii) a Warrant granting to Stanford the right to purchase up to 1,518,000 shares of common stock with an exercise price of $5.00. This financing by Stanford was also previously disclosed in Elandia’s Current Report on Form 8-K dated February 16, 2007.

Item 2.03	Creation of a Direct Financial Obligation

On June 29, 2007, Latin Node closed a $13.0 million debt financing transaction with Laurus Master Fund, Ltd. (“Laurus”). Pursuant to the terms of a Security Agreement and a Guaranty executed in connection with this loan, Elandia guaranteed all present and future obligations and liabilities of any and all kinds of Latin Node, its subsidiaries and affiliates, in connection with the financing.

Laurus extended financing to Latin Node in the form of a $7.5 million Revolving Credit Facility (the “Facility”) based on accounts receivable at an advance rate equal to 90% of Latin Node’s eligible accounts receivable. The Facility has a three year term and accrues interest at a rate equal to the Wall Street Journal Prime rate plus 2.5% per annum, subject to a floor of 10.0%.

In addition, Laurus extended financing to Latin Node in the form of a $5.5 million Secured Convertible Term Note (the “Note”) secured by a first lien on all assets of Latin Node. The Note has a three year term and accrues interest at a rate equal to the Wall Street Journal Prime rate plus 3.5% per annum, subject to a floor of 11.0%. Principal payments are due in 24 equal monthly installments beginning June 29, 2008. The terms of the Note allow for optional redemption by paying 130% of the principal amount together with any accrued but unpaid interest. The Note is convertible into common stock of Elandia at a price of $5.00 per share if converted within one year or at a price of $5.75 if converted after one year. The Security Agreement is subject to a servicing fee equal to 3.5% of the total investment amount, which was payable to Laurus in advance. In addition, Laurus received warrants to purchase shares of common stock of Latin Node in an amount equal to 5.0% of Latin Node’s outstanding stock on a fully diluted basis. The warrants have a nominal exercise price.

Pursuant to the terms of a Shareholders’ Agreement among the shareholders of Latin Node, Retail Americas VoIP, LLC, a shareholder of Latin Node (“Retail”), has the right to obligate Elandia to issue certain shares of common stock of Elandia to Retail in exchange for all (but not less than all) of the 2,000,000 shares of common stock of Latin Node held by Retail. If Retail exercises this right, Laurus may, but is not required, to require that Elandia issue certain shares of common stock of Elandia in exchange for those shares of common stock of Latin Node underlying Laurus’ warrant. The number of Elandia common shares to be issued to Retail and Laurus upon the exercise of the put right described above is determined in accordance with the Shareholders’ Agreement. In addition to the put rights, Elandia has the right to obligate Retail to exchange all of the 2,000,000 shares of common stock of Latin Node held by Retail for shares of Elandia common stock. If Elandia exercises this call right, Laurus may, but is not required to, require that Elandia issue certain shares of common stock of Elandia in exchange for those shares of common stock of Latin Node underlying the warrant.

In consideration for facilitating the investment by Laurus into Latin Node, Stanford Group Company, an affiliate of Stanford, was paid a fee of $220,000 by Elandia from working capital and issued warrants to purchase 30,000 shares of Elandia. In addition, CIMA Capital Partners, LLC was paid a fee of $231,500 by Latin Node from the proceeds of the Laurus facility.

The transaction documents generally described above contain various customary representations and warranties as well as customary affirmative and negative covenants.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Consummation of the Laurus funding and, in particular, the guaranty by Elandia of the Latin Node obligations, violates certain restrictions contained in the Continuing Guaranty Elandia executed in connection with the loan from ANZ Finance American Samoa, Inc. (“ANZ”) and gave rise to an event of default under the Loan Agreement with ANZ. Upon an occurrence of an event of default, ANZ may terminate the Loan Agreement and accelerate the loan. As of June 30, 2007, the amount outstanding to ANZ was $5,760,762.

ANZ has verbally consented to the Guaranty by Elandia in connection with the Laurus Facility and waived any event of default under the Loan Agreement. Management of Elandia is currently in the process of obtaining written confirmation of this consent and waiver.

Item 3.02	Unregistered Sales of Equity Securities

The summary contained in Item 2.03 above is incorporated by reference in this Item 3.02. In connection with the Facility, Elandia offered and sold the Notes to Laurus in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Pursuant to the terms of a Shareholders’ Agreement among the shareholders of Latin Node, Retail has the right to obligate Elandia to issue certain shares of common stock of Elandia to Retail in exchange for all (but not less than all) of the 2,000,000 shares of common stock of Latin Node held by Retail. If Retail exercises this right, Laurus may, but is not required to, require that Elandia issue certain shares of common stock of Elandia in exchange for those shares of common stock of Latin Node underlying its warrant. The number of Elandia common shares to be issued to Retail and Laurus upon the exercise of the put right described above is determined in accordance with the Shareholders’ Agreement. In addition to the put rights, Elandia has the right to obligate Retail to exchange all of the 2,000,000 shares of common stock of Latin Node Company held by Retail for shares of Elandia common stock. If Elandia exercises this call right, Laurus may, but is not required, to require that Elandia issue certain shares of common stock of Elandia in exchange for those shares of common stock of Latin Node underlying the warrant. If and when these shares of Elandia are issued, they will be issued in reliance on an exemption from registration under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 3, 2007, Laura Janke Jaeger was appointed as Elandia’s Senior Vice President and General Counsel, a newly created position, effective April 23, 2007. Ms. Jaeger was the general counsel of Winstar International, a fixed wireless telecom service provider and most recently was Vice President Corporate Legal at Cendant Corporation. Prior to joining Winstar, Ms. Jaeger was a corporate associate at New York law firms Simpson & Thacher and White & Case.

Ms. Jaeger entered into an employment contract with an initial term of one year renewable upon mutual agreement which provides for an annual base salary of $250,000 and a target bonus of 33 1/3% based on Elandia’s and Ms. Jaeger’s performance. In connection with her employment she will be entitled to options to purchase 100,000 shares of common stock at market price pursuant to Elandia’s Stock Option Plan.

Item 9.01	Financial Statements and Exhibits

a)	Financial Statements of Businesses Acquired

The required financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K is due.

c)	Shell Company Transactions

Not Applicable.

d)	Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA, INC.

Dated: July 5, 2007	By:	/s/ Harley L. Rollins
Harley L. Rollins, Chief Financial Officer

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